1615 Poydras St. ▪ New Orleans, LA 70112	Financial and Media Contact:
David P. Joint
(504) 582-4203

McMoRan Exploration Co.
Updates Status of Davy Jones No. 1

NEW ORLEANS, LA, January 30, 2013 – McMoRan Exploration Co. (NYSE: MMR) today updated the status of the Davy Jones No. 1 well on South Marsh Island Block 230.  As previously reported, McMoRan is developing plans at the Davy Jones No. 1 well to pump a hydraulic fracture treatment including proppant to facilitate hydrocarbon movement into the wellbore.  Future plans will incorporate data gained to date at Davy Jones as well as potential core and log data from the in progress well at Lineham Creek, located onshore approximately 50 miles northwest of Davy Jones.  The rig is being moved off location for several months while a large scale hydraulic fracture treatment is designed to penetrate the Wilcox reservoirs.

As previously reported, the Davy Jones No. 1 well logged 200 net feet of pay in multiple Wilcox sands, which were all full to base.  The Davy Jones offset appraisal well (Davy Jones No. 2), which is located two and a half miles southwest of Davy Jones No. 1, confirmed 120 net feet of pay in multiple Wilcox sands, indicating continuity across the major structural features of the Davy Jones prospect, and also encountered 192 net feet of potential hydrocarbons in the Tuscaloosa and Lower Cretaceous carbonate sections.

McMoRan is the operator and holds a 63.4 percent working interest and a 50.2 percent net revenue interest in Davy Jones.  Other working interest owners in Davy Jones include: Energy XXI (NASDAQ: EXXI)  (15.8%), JX Nippon Oil Exploration (Gulf) Limited (12%) and Moncrief Offshore LLC (8.8%).

McMoRan Exploration Co. is an independent public company engaged in the exploration, development and production of natural gas and oil in the shallow waters of the Gulf of Mexico Shelf and onshore in the Gulf Coast area.  Additional information about McMoRan is available on its internet website “www.mcmoran.com”.

CAUTIONARY STATEMENT: This press release contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. We caution readers that forward-looking statements are not guarantees of future performance or exploration and development success, and our actual exploration experience and future financial results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding potential oil and gas discoveries, oil and gas exploration, development and production activities and costs, amounts and timing of capital expenditures, reclamation, indemnification and environmental obligations and costs, the potential for or expectation of successful flow tests, potential quarterly and annual production and flow rates, reserve estimates, projected operating cash flows and liquidity, the potential merger with FCX, the potential MPEHTM project and other statements that are not historical facts. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they may have on our results of operations or financial condition.  Important factors that may cause actual results to differ materially from those anticipated by forward-looking statements include, but are not limited to, those associated with general economic and business conditions, failure to realize expected value creation from acquired properties, variations in the market demand for, and prices of, oil and natural gas, drilling results, unanticipated fluctuations in flow rates of producing wells due to mechanical or operational issues (including those experienced at wells operated by third parties where we are a participant), changes in oil and natural gas reserve expectations, the potential adoption of new governmental regulations, unanticipated hazards for which we have limited or no insurance coverage, failure of third party partners to fulfill their capital and other commitments, the ability to satisfy future cash obligations and environmental costs, adverse conditions, such as high temperatures and pressure that could lead to mechanical failures or increased costs, the ability to retain current or future lease acreage rights, access to capital to fund drilling activities, the ability to obtain regulatory approvals and significant project financing for the potential MPEHTM project, the failure to consummate the merger with FCX as well as other general exploration and development risks and hazards and other factors described in Part I, Item 1A. "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission (SEC), as updated by McMoRan’s subsequent filings.

Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after our forward-looking statements are made, including for example the market prices of oil and natural gas, which we cannot control, and production volumes and costs, some aspects of which we may or may not be able to control. Further, we may make changes to our business plans that could or will affect our results. We caution investors that we do not intend to update our forward-looking statements more frequently than quarterly, notwithstanding any changes in our assumptions, changes in our business plans, our actual experience, or other changes, and we undertake no obligation to update any forward-looking statements.

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